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                                                                       EXHIBIT 5


                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP


                               NATIONSBANK PLAZA
                    600 PEACHTREE STREET, N.E. - SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                            TELEPHONE: 404-885-3000
                            FACSIMILE: 404-885-3995






                                 August 29, 1997


Carmike Cinemas, Inc.
1301 First Avenue
Columbus, Georgia 31901


Gentlemen:

     We have acted as counsel to Carmike Cinemas, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering and sale by certain shareholders of the Company (the "Selling Shareholders") of 128,986 shares (the "Shares") of the Company's Class A Common Stock, par value $.03 per share (the "Common Stock").

     In the capacity described above, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the Company's Registration Statement on Form S-3 with respect to the secondary public offering of the Shares by the Selling Shareholders, the form of Common Stock certificate, the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, the Stock Purchase Agreement dated June 27, 1997 by and among the Company, Eastwynn Theatres, Inc., Morgan Creek Theatres, Inc., SB Holdings, Inc., RDL Consulting Limited Liability Company and the Selling Shareholders, corporate and other documents, records and papers and certificates of officers of the Company and public officials. In such examination, we have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

     On the basis of such examination, it is our opinion that the Shares are duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock of the Company.

     We are members of the Bar of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the general corporation law of the State of Delaware and the Federal law of the United States of America.

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     TROUTMAN SANDERS LLP
       ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP





Carmike Cinemas, Inc.
August 29, 1997
Page 2





     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the related prospectus.


                                       Very truly yours,


                                       /s/ TROUTMAN SANDERS LLP


                                       TROUTMAN SANDERS LLP